                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        AETNA LIFE AND CASUALTY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        AETNA LIFE AND CASUALTY COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-111

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     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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---------------

  1Set forth the amount on which the filing fee is calculated and state how it was determined.

                  CONFIDENTIAL, FOR USE BY THE COMMISSION ONLY

1996 Aetna Proxy Statement
Notice of Annual Meeting

                                                                          [LOGO]

TABLE OF CONTENTS
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
General Information................................................................   2
  I.  Election of Directors........................................................   2
      Nominees for Directorships...................................................   3
      Compensation and Other Information Regarding Directors.......................   8
      Committees of the Board......................................................   9
      Certain Transactions and Relationships.......................................  10
      Security Ownership of Certain Beneficial Owners, Directors, Nominees
      and Executive Officers.......................................................  11
      Executive Compensation.......................................................  14
      Summary Compensation Table...................................................  14
      Stock Option Grants Table....................................................  16
      Stock Option Exercises and December 31, 1995 Stock Option Value Table........  18
      Long-Term Incentive Awards Table.............................................  19
      Pension Plan.................................................................  20
      Other Agreements.............................................................  20
      Report of the Committee on Compensation and Organization.....................  22
      Corporate Performance Graph..................................................  25
 II.  Appointment of Auditors......................................................  26
III.  Proposal to Amend the Certificate of Incorporation to Change the Name of the
      Company......................................................................  26
 IV.  Proposal to Approve Certain Terms of Annual Incentive Plan...................  27
  V.  Proposal to Amend and Restate the 1994 Non-Employee Director Deferred Stock
      Plan.........................................................................  28
 VI.  Other Information and 1997 Shareholder Proposals.............................  30
      Annual Report................................................................  30

[Logo]                   AETNA LIFE AND CASUALTY          RONALD E. COMPTON
                         COMPANY                          Chairman
                         151 Farmington Avenue
                         Hartford, Connecticut 06156

To Our Shareholders:

The 1996 Annual Meeting of Shareholders will be held on Friday, April 26, 1996 at 9:30 a.m. at our Corporate Headquarters in Hartford, Connecticut, and I hope you will attend.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided.

[Sig]

Ronald E. Compton
Chairman
March   , 1996

[Logo]                   AETNA LIFE AND CASUALTY          LUCILLE M. NICKERSON
                         COMPANY                          Vice President and
                         151 Farmington Avenue            Corporate Secretary
                         Hartford, Connecticut 06156


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Life and Casualty Company will be held at the Corporate Headquarters of the Company, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 26, 1996 at 9:30 a.m. for the following purposes:

1. To elect a Board of Directors for the coming year;

2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the current calendar year;

3. To act on a proposal to amend the Certificate of Incorporation to change the name of the Company;

4. To act on a proposal to approve certain terms of the Company's Annual Incentive Plan;

5. To act on a proposal to amend and restate the 1994 Non-Employee Director Deferred Stock Plan; and

6. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 23, 1996 as the record date for determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Please sign, date and return the enclosed Proxy Card as soon as possible in the envelope provided. Shareholders who attend the meeting may revoke their proxies and vote in person.

By order of the Board of Directors,

[Sig]

Lucille M. Nickerson
Vice President and Corporate Secretary

March   , 1996

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Aetna Life and Casualty Company (the Company) for the Annual Meeting of Shareholders to be held at the Company's Corporate Headquarters on April 26, 1996. The Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about March 20, 1996.

     Shareholders of record of the Company's Common Capital Stock without par value (Common Stock) at the close of business on February 23, 1996 will be
entitled to vote at the meeting. On that date, [             ] shares of Common
Stock were outstanding. Each such share is entitled to one vote.

     At this time, the Directors are not aware of any matters that may be properly presented for consideration at the Annual Meeting, other than those outlined in the Notice of the meeting. If other matters are properly presented for consideration, the persons named on the Proxy will vote on those matters according to their best judgment.

     The giving of a Proxy does not affect a shareholder's right to vote in person at the meeting since the Proxy may be revoked at any time before it is voted. A properly executed Proxy that is not revoked will be voted according to the instructions on the Proxy. If no instruction is given for any matter to be voted upon, the shares represented by the Proxy will be voted on that matter in the manner described on the following pages.

     Any full shares held for you under the Company's Dividend Reinvestment and Stock Purchase Plan have been included in the shares shown on the enclosed Proxy. Fractional interests in shares cannot be voted under Connecticut law.

     Votes are counted by tellers of the Company's Transfer Agent. These tellers will canvass the shareholders present in person at the Annual Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on a proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions from the beneficial owner to so vote, and does not have discretionary authority to do so.

I. ELECTION OF DIRECTORS

Nominations for ten directorships will be made at the Annual Meeting. However, in the event any Nominee becomes unavailable for election, the Board of Directors will reduce the number of directorships prior to the meeting. The terms of office for all elected Directors will run until the next Annual Meeting and until their successors are duly elected and qualified. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES LISTED ON THE FOLLOWING PAGES (the Nominees). All Nominees are currently Directors of the Company. With the exception of Dr. Rodin, each Nominee was elected by the shareholders at the 1995 Annual Meeting. If the number of directorships is reduced as provided above, the shares represented by the enclosed Proxy will be voted for the election of the remaining Nominees.

     To be elected a Director, a Nominee must receive the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote. Of the Nominees who receive such votes, the ten individuals (or lesser number equal to the number of remaining directorships if the Board has decreased the number of directorships as provided above) receiving the greatest number of votes will be elected Directors.

     In accordance with the Company's Director retirement policy, Wallace Barnes, a Director since 1971, is not standing for reelection at the Annual Meeting.

     The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of the Company, the principal occupation and principal business directorships of each as of February 23, 1996, a brief description of the business experience of each for at least the last five years, and the Board Committees of which each Nominee is a member.

NOMINEES FOR DIRECTORSHIPS

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Ronald E. Compton, 63
(Director since 1988)

Mr. Compton is Chairman, President and chief executive officer of the Company. Since joining Aetna in 1954, Mr. Compton has held various positions of increasing responsibility. He served as Senior Vice President from March 1987 to November 1987 when he was named Executive Vice President. Mr. Compton became President on July 1, 1988 and assumed the additional position of Chairman and chief executive officer on March 1, 1992. Mr. Compton is Chairman of the Executive Committee, and a member of the Committee on Corporate Public Involvement, the Finance Committee and the Investment Committee.

---------------------------

                  [insert picture]

---------------------------

William H. Donaldson, 64

(Director since 1977)

Mr. Donaldson is Chairman of Donaldson Enterprises Incorporated (private investing firm), and co-founder and Senior Advisor of Donaldson Lufkin & Jenrette, Inc. (investment banking). He served as Chairman and Chief Executive Officer and a director of the New York Stock Exchange, Inc. from 1991 to June 1995, and was formerly Chairman and Chief Executive of Donaldson Lufkin & Jenrette, Inc. and a co-founder of its subsidiary, Alliance Capital Management Corp. (investment management). Mr. Donaldson is also a director of Honeywell Inc. (electronic automation and control systems) and Philip Morris Companies Inc. (consumer products). A former Dean and Professor of Management of the Yale Graduate School of Management, he also served as U.S. Under Secretary of State and Counsel to the Vice President of the United States. Mr. Donaldson is a director of Lincoln Center for the Performing Arts, a Trustee of the Carnegie Endowment for International Peace, the Marine Corps Command and Staff College Foundation, the Foreign Policy Association and Chairman of the Yale School of Management Advisory Board. Mr. Donaldson is Chairman of the Nominating and Corporate Governance Committee and a member of the Executive Committee and the Investment Committee.

---------------------------

                  [insert picture]
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Barbara Hackman Franklin, 56
(Director from 1979 to 1992, and since 1993)

Miss Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and international trade consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Before her appointment, Miss Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. Miss Franklin also served: four terms on the Advisory Committee for Trade Policy and Negotiations; as Alternate Representative to the 44th Session of the United Nations General Assembly; as a public member of the Board of the American Institute of Certified Public Accountants and the Auditing Standards Board Planning Committee; and as an advisor to the Comptroller General of the United States. Miss Franklin has also been a Senior Fellow of The Wharton School of the University of Pennsylvania and an original Commissioner of the U.S. Consumer Product Safety Commission. Miss Franklin chairs the American Trader Initiative Advisory Council for the Heritage Foundation, is active in numerous international organizations, and also is a director of AMP Incorporated (electrical and electronic connection devices), The Dow Chemical Company (chemicals and chemical products) and MedImmune, Inc. (biotechnology company). Miss Franklin is Chairman of the Audit Committee and a member of the Finance Committee and the Nominating and Corporate Governance Committee.

---------------------------

                  [insert picture]

---------------------------

Earl G. Graves, 61
(Director since 1994)

Mr. Graves is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multi-faceted communications company) and is the Publisher of Black Enterprise magazine which he founded in 1970. Additionally, since 1990, Mr. Graves has served as Chairman and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P. (a PepsiCo bottling franchise). Further, Mr. Graves is a general partner of Egoli Partners, L.P. (general partner of New Age Beverages, the PepsiCo franchise in South Africa). Mr. Graves also is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Chrysler Corporation (automotive manufacturer), Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics). In addition, he serves as a volunteer on the following Boards: New American Schools Development Corporation and the American Museum of Natural History and Planetarium. Mr. Graves is a Trustee of Howard University, a member of the Executive Committee of the Council on Competitiveness, and is on the Executive Board of the National Office of the Boy Scouts of America serving as Vice President of Relationships and Marketing. Mr. Graves is a member of the Audit Committee, the Committee on Corporate Public Involvement and the Investment Committee.

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                  [insert picture]
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Gerald Greenwald, 60
(Director since 1993)

Mr. Greenwald is Chairman and Chief Executive Officer of UAL Corporation, the parent company of United Airlines (UAL), a position he assumed in July 1994. From 1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (producer of trucks in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a Trustee of Princeton University and the Aspen Institute. Mr. Greenwald is a member of the Audit Committee, the Finance Committee and the Nominating and Corporate Governance Committee.

---------------------------

                  [insert picture]

---------------------------

Ellen M. Hancock, 53
(Director since 1995)

In September 1995, Mrs. Hancock became an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (leading manufacturer of semiconductors). Prior to assuming her current position, Mrs. Hancock served in various staff, managerial and executive positions at International Business Machines Corporation (information - handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division from 1986 to 1988 when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992 and, in 1993, was appointed Senior Vice President and Group Executive, Networking Systems, positions she held until February 1995. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products) and Siemens ROLM Communications (telecommunications). Mrs. Hancock is a member of the Audit Committee, the Committee on Corporate Public Involvement and the Finance Committee.

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Michael H. Jordan, 59
(Director since 1992)

Mr. Jordan is Chairman and Chief Executive Officer of Westinghouse Electric Corporation (diversified global technology-based corporation). From 1992 to 1993, he was a principal in Clayton, Dubilier & Rice, Inc. (private investing firm). Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (beverages, snack foods and restaurants) having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of Dell Computer Corporation (personal computers and related services), Melville Corporation (specialty retailer) and Rhone-Poulenc Rorer Inc. (pharmaceuticals) and is also a member of the Advisory Board of Grupo CIMA (healthcare services and hospital investments). Mr. Jordan is Chairman of the Finance Committee and a member of the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee.

---------------------------

                  [insert picture]

---------------------------

Jack D. Kuehler, 63
(Director since 1990)

Mr. Kuehler retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information-handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler also is a director of In Focus Systems, Inc. (projection products and services), Olin Corporation (chemical, metal and defense-related products), The Parsons Corporation (heavy construction and engineering services), and is a member of the National Academy of Engineering, a Fellow of the Institute of Electrical and Electronics Engineers, Inc. and a Fellow of the American Academy of Arts and Sciences. Mr. Kuehler is Chairman of the Investment Committee and a member of the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee.

---------------------------

                  [insert picture]
---------------------------

Frank R. O'Keefe, Jr., 66
(Director since 1989)

Mr. O'Keefe retired in 1988 as Chairman, President and Chief Executive Officer of Armtek Corporation (producer of automotive materials, components and systems), having assumed that position in 1986. Prior to that, he served as President and Chief Operating Officer of Armstrong Rubber Company from 1980 to 1986. Following his retirement from Armtek, Mr. O'Keefe served as President of Long Wharf Capital Partners, Inc., (business investments) from 1988 to 1990. He was an independent business consultant from 1990 to 1995. Mr. O'Keefe also is a director of Southern New England Telecommunications Corporation and The United Illuminating Company. Mr. O'Keefe is Chairman of the Committee on Compensation and Organization and a member of the Executive Committee and the Investment Committee.

---------------------------

                  [insert picture]

---------------------------

Judith Rodin, 51
(Director since 1995)

Dr. Rodin became President of the University of Pennsylvania in July 1994. Prior to assuming her current position, Dr. Rodin had served as Provost of Yale University since 1992. Dr. Rodin joined the Yale faculty in 1972, and held teaching and research positions of increasing responsibility in the Department of Psychology. She became a Professor of Medicine and Psychology in 1985 and served as Chair of the Department of Psychology from 1989 to 1991 and Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin also is a director of Air Products and Chemicals, Inc. (industrial gases and chemicals) and of the Brookings Institution. Dr. Rodin is a member of the Investment Committee.

DIRECTOR COMPENSATION IN 1995

Compensation for outside Directors is reviewed annually by the Nominating and Corporate Governance Committee (the Committee). The Committee's goal of attracting and retaining qualified Directors is supported through a competitive compensation program which provides remuneration for Directors' contributions while offering stock-based compensation alternatives which strengthen the mutuality of interests with other shareholders.

     The following table sets forth the cash and stock-based compensation paid or provided to each Director of the Company (other than the CEO) in 1995.

DIRECTOR COMPENSATION TABLE -- 1995
--------------------------------------------------------------------------------

                                 CASH COMPENSATION          STOCK UNITS
                             -------------------------      ------------
                               ANNUAL
                              RETAINER       MEETING       NUMBER OF UNITS
          NAME               FEES($)(1)     FEES($)(2)       GRANTED (3)
--------------------------------------------------------------------------
Wallace Barnes                $ 40,000       $ 29,000             200
William H. Donaldson            48,333         29,000             200
Barbara Hackman Franklin        44,000         23,000             200
Earl G. Graves                  37,000         19,000             200
Gerald Greenwald                37,000         24,000             200
Ellen M. Hancock                27,750         14,000           1,700
Michael H. Jordan               44,000         25,000             200
Jack D. Kuehler                 43,000         29,000             200
Frank R. O'Keefe, Jr.           44,000         32,000             200
Judith Rodin                    16,917         11,000           1,700

--------------------------------------------------------------------------------

NOTES TO COMPENSATION TABLE

(1) The Company currently pays a retainer fee of $25,000 a year to outside Directors for Board membership. The Company also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of the chairperson of a Committee). Mr. Compton receives no additional compensation for membership on the Board or any of its Committees.

(2) The Company pays $1,000 to outside Directors for attendance at each Board or Committee meeting.

(3) Pursuant to the 1994 Non-Employee Director Deferred Stock Plan (Director
    Plan) outside Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock. Additionally, on each December 31 during the term of the Director Plan, each Non-Employee Director who has served for at least six months immediately prior to that date will receive units convertible upon retirement from Board service into 200 shares of Common Stock. Generally, the right to receive such shares is conditioned upon a Director completing three years of Board service after the grant. If, however, service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant. If a Director terminates Board service prior to three years for any other reason, the Director will be entitled to receive a prorated award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to the grant. The units granted are not transferable. A proposal to amend and restate the Director Plan is being presented to shareholders for approval (page 28).

Other Information Regarding Directors

The Company provides $150,000 of group life insurance for its outside Directors. Optional medical and long-term care coverage for outside Directors and their eligible dependents is available to Directors at a cost similar to that charged to Company employees.

     The Company provides a nonqualified, unfunded pension plan for outside Directors, which is administered by the Nominating and Corporate Governance Committee. Under the plan, outside Directors who retire at age 60 or older with at least five years of service receive an annual retirement benefit equal to the annual Board retainer (currently $25,000) in effect at the time of the Director's retirement payable for life or, on an actuarially reduced basis, for the joint lives of the

Director and the Director's spouse. Reduced retirement benefits are payable to outside Directors with at least five years of service who retire between age 50 and age 60. At the discretion of the Nominating and Corporate Governance Committee, full retirement benefits may be provided to an outside Director with at least five years of service who resigns because of a disability and who is not otherwise entitled to such benefits. Following retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the Director's retirement. The Nominating and Corporate Governance Committee has the discretion to adapt the plan's eligibility requirements and benefits to meet any special circumstances. If the shareholders approve the amendment and restatement of the Director Plan, this retirement benefit will be eliminated as described on page
(28).

     Under the optional Directors' Deferred Compensation Plan, outside Directors may defer payment of some or all of their retainer and attendance fees, including dividend equivalents received under the Director Plan and its predecessor Plan, the 1990 Non-Employee Director Deferred Stock Plan, until after they have resigned or retired (as defined in the Plan) from the Board. During the period of deferral, income on deferred amounts accrues under a formula equal to the rate of interest paid from time to time under the Company's Incentive Savings Plan (ISP) for employees (currently yielding 6.75% a year). Messrs. Donaldson and Greenwald and Dr. Rodin deferred 100% of their 1995 compensation. If shareholders approve the amendment and restatement of the Director Plan, no further deferrals will be made under the Directors' Deferred Compensation Plan. Instead deferrals, if elected, will be made pursuant to the amended and restated Director Plan.

     In 1995, the Board held 11 meetings. Each Director attended 75% or more of the aggregate meetings of the Board and the Committees on which he or she served.

Committees of the Board

The functions and responsibilities of the standing Committees of the Board are described below.

     - Audit Committee. Composed entirely of outside Directors, this Committee met four times in 1995. The Committee recommends the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, reviews with the auditors the scope and results of the audit, reviews the Company's financial statements and other financial disclosures, and monitors developments in accounting principles and methods used in presenting financial results. The Committee also consults with internal audit staff and discusses with management the internal audit function, internal accounting control procedures and other internal compliance programs. Miss Franklin (Chairman), Messrs. Graves and Greenwald and Mrs. Hancock are members of this Committee.

     - Committee on Compensation and Organization. Composed entirely of outside Directors, this Committee met ten times in 1995. The Committee administers the 1986 Management Incentive Plan, the 1994 Stock Incentive Plan and the 1984 Stock Option Plan, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews the Company's overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters. Messrs. O'Keefe (Chairman), Barnes, Jordan and Kuehler are members of this Committee.

     - Committee on Corporate Public Involvement. This Committee met once in 1995. The Committee reviews and recommends to the Board the Company's annual philanthropic program. The Committee is also available to review the manner in which the Company meets its business responsibilities to employees, customers, agents and the public. Messrs. Barnes (Chairman), Compton and Graves and Mrs. Hancock are members of this Committee.

     - Nominating and Corporate Governance Committee. This Committee, which is composed entirely of outside Directors, met five times in 1995. The Committee reviews the qualifications of all candidates for membership on the Board and the Board Committees. It makes recommendations to the full Board on Director nominees, on the structure, composition and function of Board Committees, and on Director compensation and retirement policy. It reviews conflicts of interest that may affect Directors, as well as each substantial change in Directors' circumstance (e.g., change of employment). The Committee also advises the

Board on all other matters concerning corporate governance to the extent specific matters are not the responsibility of other Committees.

     In recommending Director nominees to the Board, this Committee solicits candidate recommendations from its own members, other Directors of the Company and management. Although the Committee does not specifically solicit suggestions for possible candidates from shareholders, the Committee will consider candidates meeting the criteria described below. (Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Committee Chairman, in care of the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.)

     Nominees are selected through a process based on criteria set with the concurrence of the full Board and reevaluated periodically. The criteria include: the relevance of the candidate's experience to the business of the Company and its affiliates, enhancing diversity and independence from commercial relationships with the Company, and the ability of the candidate to attend meetings regularly and devote an appropriate amount of time in preparation for those meetings. Mr. Donaldson (Chairman), Miss Franklin and Messrs. Greenwald, Jordan and Kuehler are members of this Committee.

     - Executive Committee. This Committee met four times in 1995. The Committee reviews quarterly and annual public announcements on earnings and financial results. Additionally, the Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical. Messrs. Compton (Chairman), Barnes, Donaldson and O'Keefe are members of this Committee.

     - Finance Committee. This Committee met twice in 1995. The Committee periodically considers and makes recommendations to the Board concerning matters of corporate finance. Messrs. Jordan (Chairman) and Compton, Miss Franklin, Mr. Greenwald and Mrs. Hancock are members of this Committee.

     - Investment Committee. This Committee met five times in 1995. The Committee oversees the management of the Company's investment program and grants authority to Company personnel with respect to day-to-day management of its investment portfolios. The senior management of the Company's investment operations presents to the Committee current investment policy and strategy and reports on all investment transactions made pursuant to delegated authority. Additionally, the Committee authorizes major or unusual investments. Messrs. Kuehler (Chairman), Compton, Donaldson, Graves, and O'Keefe and Dr. Rodin are members of this Committee.

Certain Transactions and Relationships

In the ordinary course of their investment operations, the Company and its subsidiaries acquire, dispose of or continue to hold debt or rely on the credit of other corporations (or their subsidiaries). Since January 1, 1995, such other corporations include Westinghouse Electric Corporation, of which Mr. Jordan was an executive officer in 1995, and UAL Corporation, of which Mr. Greenwald was an executive officer in 1995.

     In the ordinary course of their business operations, subsidiaries of the Company have entered into reinsurance arrangements with Lloyd's of London. Richard L. Huber, Vice Chairman for Strategy and Finance, is an investor in several Lloyd's syndicates. As an investor in a Lloyd's syndicate, he does not exercise control over the syndicate. Additionally, in the ordinary course of his current duties, Mr. Huber is not involved in obtaining or negotiating the terms of the companies' reinsurance arrangements.

     In each of the above cases the Board believes the transactions were made on terms as favorable to the companies as if made with any other person. It is anticipated that the companies will continue to engage in similar transactions. Information has not been provided with respect to relationships and transactions occurring during the period when an Executive Officer or Director of the Company did not hold any such position.

     Mr. Barnes, who became a Director of the Company in 1971 (and is retiring from the Board effective April 26, 1996), and Miss Franklin, who first became a Director of the Company in 1979, were married in 1986.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table presents, as of December 31, 1995, the names of persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of its Common
Stock. (The information set forth below and in the related footnotes has been furnished by the respective persons.)

--------------------------------------------------------------------------------

                                                   AMOUNT AND NATURE
               NAME AND ADDRESS OF                 OF BENEFICIAL
                BENEFICIAL OWNER                     OWNERSHIP              PERCENT OF CLASS
----------------------------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.                 5,893,055 shares(1)              5.1%
767 Fifth Avenue
New York, New York 10153

Mellon Bank Corporation                          6,565,075 shares(2)              5.7%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

FMR Corp.                                        7,938,933 shares(3)              6.9%
82 Devonshire Street
Boston, Massachusetts 02109
----------------------------------------------------------------------------------------------

(1) Of the reported shares, Sanford C. Bernstein & Co., Inc. reports that it has no voting power with respect to 2,362,311 shares.

(2) Of the reported shares, 5,015,075 (4.4%) are held by Mellon Bank, N.A., as Trustee for the Company's Incentive Savings Plan (ISP). Mellon Bank, N.A., has agreed to vote these shares in accordance with the instructions received from ISP participants. Generally, shares as to which no directions are received are voted by the Trustee in the same percentage as the shares as to which directions have been received. Mellon Bank Corporation disclaims beneficial ownership of all ISP shares that have been allocated to individual ISP participant accounts for which voting directions have been received.

(3) Of the reported shares, 7,393,843 shares were beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors, and 545,090 shares beneficially owned by Fidelity Management Trust Company as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as investment adviser to certain other funds which are generally offered to limited groups of investors. FMR Corp. has sole voting power with respect to 287,690 shares and sole dispositive power with respect to 7,938,933 shares.

The following table presents, as of January 31, 1996, the beneficial ownership of, and other interests in, shares of
Common Stock of each current Director, each Nominee, each executive officer named in the Summary Compensation Table on page 14, and Directors and executive officers of the Company, as a group. (The information set forth below and in the related footnotes on the next page has been furnished by the respective persons.)

  ------------------------------------------------------------------------------------------------------------------
                                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                      SHARES
                                       SHARES BENEFICIALLY          ACQUIRABLE
                                        OWNED, EXCLUDING               UPON
                                        SHARES ACQUIRABLE            EXERCISE          TOTAL SHARES          OTHER
         NAME OF BENEFICIAL             UPON EXERCISE OF            OF CERTAIN         BENEFICIALLY       INTERESTS IN
         OWNER AND POSITION              CERTAIN OPTIONS            OPTIONS(1)            OWNED            SHARES(2)
------------------------------------------------------------------------------------------------------------------
Wallace Barnes                                    822 shares            0 shares          822 shares(3)           1,900
(current Director)

Ronald E. Compton                              53,520 shares(4)    22,114 shares       75,634 shares
(current Director, Nominee
and named executive)

William H. Donaldson                              750 shares            0 shares          750 shares              1,900
(current Director and Nominee)

Barbara Hackman Franklin                          557 shares            0 shares          557 shares(5)           1,900
(current Director and Nominee)

Earl G. Graves                                    500 shares            0 shares          500 shares              1,900
(current Director and Nominee)

Gerald Greenwald                                3,000 shares            0 shares        3,000 shares(6)           1,900
(current Director and Nominee)

Ellen M. Hancock                                  400 shares            0 shares          400 shares(7)           1,700
(current Director and Nominee)

Michael H. Jordan                               3,000 shares            0 shares        3,000 shares              1,900
(current Director and Nominee)

Jack D. Kuehler                                   440 shares            0 shares          440 shares              1,900
(current Director and Nominee)

Frank R. O'Keefe, Jr.                             850 shares            0 shares          850 shares(8)           1,900
(current Director and Nominee)

Judith Rodin                                      100 shares            0 shares          100 shares              1,700
(current Director and Nominee)

Gary G. Benanav                                 6,947 shares(9)    66,600 shares       73,547 shares
(named executive)

Richard L. Huber                                6,000 shares(10)   47,501 shares(11)   53,501 shares
(named executive)

Daniel P. Kearney                               6,905 shares       45,750 shares       52,655 shares
(named executive)

James W. McLane                                10,805 shares(12)   30,912 shares       41,717 shares
(named executive)

Directors and executive                       115,486 shares(13)  305,855 shares      421,341 shares
officers as a group
(21 persons)

--------------------------------------------------------------------------------
No individual listed above has beneficial ownership of more than 1% of the outstanding shares of Common Stock of the Company.

Unless otherwise noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

NOTES TO BENEFICIAL OWNERSHIP TABLE

--------------------------------------------------------------------------------

 (1) Represents shares which the beneficial owner named above has the right to acquire within 60 days of February 23, 1996 upon exercise of outstanding stock options.

 (2) Each outside Director has been granted units convertible (according to the terms of the 1990 and 1994 Non-Employee Director Deferred Stock Plans) into shares of Common Stock upon retirement from Board service, subject to certain conditions (see page 8).

 (3) Excludes 557 shares held by his spouse, Miss Franklin, as to which Mr. Barnes disclaims beneficial ownership.

 (4) Includes 44,300 shares held jointly with his spouse, as to which Mr. Compton shares voting and investment powers.

 (5) Excludes 822 shares held by her spouse, Mr. Barnes, as to which Miss Franklin disclaims beneficial ownership.

 (6) Represents shares held by his spouse.

 (7) Held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers.

 (8) Includes 750 shares held by Revocable Living Trust of which Mr. O'Keefe is Trustee and beneficiary. Excludes 150 shares held by Revocable Living Trust of which Mrs. O'Keefe is Trustee and beneficiary, and as to which Mr. O'Keefe disclaims beneficial ownership.

 (9) Includes 4,326 shares held jointly with his spouse, as to which Mr. Benanav shares voting and investment powers. Excludes 50 shares held by a family member residing in the same household, as to which Mr. Benanav disclaims beneficial ownership.

(10) Includes 5,000 shares held by Revocable Living Trust of which Mr. Huber is Trustee and beneficiary.

(11) Represents stock options held by Huber Associates Limited Partnership, a family limited partnership, of which Mr. Huber and his spouse are the sole general partners.

(12) Includes 6,498 shares held jointly with his spouse as to which Mr. McLane shares voting and investment powers.

(13) Directors and executive officers as a group have sole voting and investment powers over 42,162 shares of Common Stock and share voting and investment powers with respect to 63,058 shares of Common Stock. Included in the number of shares shown in the table are 10,266 shares of Common Stock held under the Company's ISP and beneficially owned by executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the periods indicated certain compensation of the Chairman, President and chief executive officer (CEO) and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1995.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                         LONG-TERM COMPENSATION
                                  ANNUAL COMPENSATION     AWARDS       PAYOUTS
                                  -------------------   ----------    ---------
                                                        SECURITIES    LONG-TERM
                                                        UNDERLYING    INCENTIVE           ALL
   NAME AND PRINCIPAL                                     STOCK          PLAN            OTHER
        POSITION         YEAR      SALARY    BONUS(2)    OPTIONS       PAYOUTS       COMPENSATION
--------------------------------------------------------------------------------------------------
Ronald E. Compton        1995     $800,577  $1,300,000    133,000(3)  $1,108,000(4)  $43,036(5)(6)
Chairman, President      1994      775,000     300,000     23,000              0      59,745
and chief executive      1993      775,000     550,000     33,000              0      68,813
  officer

Gary G. Benanav          1995     $500,000  $  435,000     67,500(3)  $  761,750(4)  $25,000(5)
Executive Vice           1994      500,000      80,000     16,500              0      24,844
  President,             1993      405,769     275,500     17,000              0      19,924
Property/Casualty

Richard L. Huber         1995     $451,923  $  800,000    142,500(3)  $        0     $22,596(5)
Vice Chairman for        1994(1)         0           0          0              0           0
Strategy and Finance     1993(1)         0           0          0              0           0

Daniel P. Kearney        1995     $518,269  $  485,000     82,500(3)  $  761,750(4)  $33,683(5)(6)
Executive Vice           1994      500,000     200,000     16,500              0      33,820
  President,             1993      476,442     300,000     17,000              0      32,885
Investments/Financial
  Services

James W. McLane          1995     $600,000  $  400,000     92,500(3)  $  761,750(4)  $30,000(5)
Executive Vice           1994      500,000     200,000     16,500              0      24,923
  President,             1993      424,615     275,000     17,000              0      21,000
Health/Group Life

--------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

(1) Mr. Huber was not an executive officer at any time in 1993 or 1994.

(2) Represents amounts earned under the Company's 1986 Management Incentive Plan
    (MIP) by the named individual in respect of the year indicated. Annual incentive bonuses payable under MIP are intended to reward executive officers for achieving financial and strategic results. The Committee on Compensation and Organization administers MIP and, subject to the approval of the Board, determines the amount of each award to be granted.

(3) Represents options granted under the 1994 Stock Incentive Plan.

(4) Represents amounts paid pursuant to the interim vesting of Incentive Unit Awards granted for the 1993 - 1996 measurement period under the Company's 1994 Stock Incentive Plan. Unless deferred by the executive, this amount, after tax withholding, was paid in shares of the Company's Common Stock.

(5) Includes $40,029, $25,000, $22,596, $25,913 and $30,000 of matching contributions made by the Company under the Incentive Savings Plan (ISP) and the Supplemental ISP for Messrs. Compton, Benanav, Huber, Kearney and McLane respectively. The ISP is a profit-sharing thrift plan qualified under the Internal Revenue Code of 1986, as amended (the Code). The Company matches, dollar-for-dollar, amounts deferred by employees under the ISP up to 5% of annual salary. Twenty-five percent of the matching contributions made under the ISP on behalf of officers of the Company is automatically invested in Common Stock. The Company has established the Supplemental ISP to provide the deferred and matching benefits which would have been credited to ISP but for limits imposed by the Employee Retirement Income Security Act (ERISA) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under ISP itself, as provided from time to time by the Company's Board.

(6) Includes $3,007 and $7,770, representing the actuarially determined value of the benefit to Messrs. Compton and Kearney, respectively, of life insurance premiums paid by the Company under split dollar universal life insurance policies. The Company will recover all of its portion of the premiums paid through the cash surrender value upon the earlier of a participant's attainment of age 65 or death.

Stock Option Grants Table

The following table sets forth certain information concerning stock options granted during 1995 by the Company to the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1995. The hypothetical grant date present values of stock options granted in 1995 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options. The gains, if any, realizable upon exercise of stock options will depend upon the market price of the Company's Common Stock at the time the stock option is exercised. The individuals named below will not be able to realize a gain from the stock options granted unless, during the exercise period, the market price of the Company's Common Stock increases above the exercise price of the options. An increase in the market price of the Company's Common Stock would also benefit the Company's other shareholders.

STOCK OPTION GRANTS IN 1995

----------------------------------------------------------------------------------------------------------
                                           INDIVIDUAL GRANTS(1)
                        NUMBER OF      PERCENT OF
                       SECURITIES      TOTAL STOCK
                       UNDERLYING        OPTIONS
                          STOCK        GRANTED TO      EXERCISE                               GRANT DATE
                         OPTIONS        EMPLOYEES      PRICE PER         EXPIRATION            PRESENT
        NAME             GRANTED         IN 1995         SHARE              DATE               VALUE(5)
----------------------------------------------------------------------------------------------------------
Ronald E. Compton        33,000(2)            1.5%        $53.50      February 24, 2005     $   312,698(6)
                        100,000(3)            4.7%         57.00         April 28, 2005       1,003,255(7)

Gary G. Benanav          22,500(2)            1.1%         53.50      February 24, 2005         213,203(6)
                         45,000(3)            2.1%         57.00         April 28, 2005         451,465(7)

Richard L. Huber         17,500(2)             .8%         53.50      February 24, 2005         165,825(6)
                         50,000(4)            2.3%         50.50       February 4, 2005         423,280(8)
                         75,000(4)            3.5%         55.55       February 4, 2005         549,783(8)

Daniel P. Kearney        17,500(2)             .8%         53.50      February 24, 2005         165,825(6)
                         65,000(3)            3.1%         57.00         April 28, 2005         652,116(7)

James W. McLane          17,500(2)             .8%         53.50      February 24, 2005         165,825(6)
                         75,000(3)            3.5%         57.00         April 28, 2005         752,441(7)
----------------------------------------------------------------------------------------------------------

(1) Granted under the Company's 1994 Stock Incentive Plan (the Plan). The Plan permits participants to use shares of the Company's Common Stock to exercise options. The Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock at the time the option is granted. Under the Plan, options may be granted until April 30, 2001.

(2) Date of grant was February 24, 1995; initial exercise date is February 25, 1996; options vest in installments over a period of three years.

(3) Date of grant was April 28, 1995; initial exercise date is April 29, 1997; options vest over a period of three years provided certain performance criteria have been met.

(4) Date of grant was February 4, 1995, initial exercise date is February 5, 1996; options vest in installments over a period of three years.

(5) Grant date present values are calculated under the modified Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options publicly traded in the securities markets and it assumes that options are freely transferable. Because the employee stock options granted above are not freely transferable, the Company believes that the grant date present values shown above may be overstated.

(6) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted February 24, 1995 were as follows:
    (i) a volatility factor of 0.226, representing the average of the three-year and ten-year historical volatility factors for the Common Stock determined as of the date of the option grant; (ii) a risk-free rate of return of 7.47%, representing the 10-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 5.2%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a ten-year option term, representing the full term of the option granted. To give effect to the three-year vesting period of the options, the value of each option was discounted by 20%, the percentage of options estimated to expire due to turnover of all recipients of options during the vesting period. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options prior to the end of the ten-year option period.

(7) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted April 28, 1995 were as follows:
    (i) a volatility factor of 0.229, representing the average of the three-year and ten-year historical volatility factors for the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 7.06%, representing the 10-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 4.8%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a ten-year option term, representing the full term of the option granted. To give effect to the three-year vesting period and the risk of forfeiture of the performance vested options, the value of each option was discounted by 32.5%. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options prior to the end of the ten-year option period.

(8) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted February 4, 1995 were as follows:
    (i) a volatility factor of 0.226, representing the average of the three-year and ten-year historical volatility factors for the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 7.47%, representing the 10-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 5.5%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a ten-year option term, representing the full term of the option granted. To give effect to the three-year vesting period of the options, the value of each option was discounted by 20%, the percentage of options estimated to expire due to turnover of all recipients of options during the vesting period. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options prior to the end of the ten-year option period.

     There is no assurance that the hypothetical present values of stock options presented in the table above represent the actual values of such options. The hypothetical values shown should not be construed as predictions by the Company as to the future value of its Common Stock.

Stock Option/SAR Exercises and December 31,
1995 Stock Option/SAR Value Table

The following table sets forth certain information concerning stock options and stock appreciation rights (SARs) exercised during 1995 by the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1995 and the number and value of specified unexercised options at December 31, 1995. The values of unexercised in-the-money stock options at December 31, 1995 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

AGGREGATED STOCK OPTION/SAR EXERCISES AND
DECEMBER 31, 1995 STOCK OPTION/SAR VALUE TABLE

------------------------------------------------------------------------------------------------------------------
                                                                                               VALUE OF
                                                  NUMBER OF SECURITIES UNDERLYING            UNEXERCISED
                                                                                             IN-THE-MONEY
                          SHARES       VALUE        UNEXERCISED OPTIONS/SARS AT               OPTIONS AT
                         ACQUIRED     REALIZED         DECEMBER 31, 1995(2)              DECEMBER 31, 1995(3)
                           UPON         UPON      -------------------------------   ------------------------------
        NAME           EXERCISE(1)    EXERCISE    EXERCISABLE    UNEXERCISABLE(4)   EXERCISABLE   UNEXERCISABLE(4)
------------------------------------------------------------------------------------------------------------------
Ronald E. Compton           134,229  $3,389,899          3,447            148,333   $    48,258    $    1,959,412
Gary G. Benanav                   0           0         53,600             78,500     1,053,088         1,059,625
Richard L. Huber                  0           0              0            142,500             0         2,240,625
Daniel P. Kearney             8,264     246,012         34,236             93,500       742,638         1,225,875
James W. McLane               9,922     294,883         19,578            103,500       393,755         1,348,375
------------------------------------------------------------------------------------------------------------------

(1) Includes, 89,949, 6,125, and 7,000 shares as to which Messrs. Compton, Kearney and McLane, respectively, received cash in lieu of shares upon exercise of SARs.

(2) Tandem SARs are attached to exercisable stock options relating to 23,800 shares held by Mr. Benanav and 13,875 shares held by Mr. Kearney. No tandem SARs are attached to any unexercisable stock options.

(3) Based on the December 29, 1995 closing stock price of $69.25.

(4) Represents stock options which are not vested.

Long-Term Incentive Awards Table

The following table sets forth certain information concerning long-term incentive awards granted to the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1995 under the Company's 1994 Stock Incentive Plan.

 ------------------------------------------------------------------------------------------------------------------
                                                             PERFORMANCE               ESTIMATED FUTURE PAYOUTS
                                                              OR OTHER                    (IN SHARES) UNDER
                             NUMBER OF                      PERIOD UNTIL             NON-STOCK PRICE BASED PLANS
                           UNITS GRANTED                     MATURATION        -------------------------------------
         NAME                 IN 1995                         OR PAYOUT        THRESHOLD       TARGET        MAXIMUM
 ------------------------------------------------------------------------------------------------------------------
Ronald E. Compton              21,000(1)                     1995 - 1998          10,500       21,000         36,750
Gary G. Benanav                10,200(1)                     1995 - 1998           5,100       10,200         17,850
Richard L. Huber               10,200(1)                     1995 - 1998           5,100       10,200         17,850
                               28,000(2)                     1995 - 1996          14,000       28,000         42,000
Daniel P. Kearney              10,200(1)                     1995 - 1998           5,100       10,200         17,850
James W. McLane                10,200(1)                     1995 - 1998           5,100       10,200         17,850
------------------------------------------------------------------------------------------------------------------

(1) The Incentive Units will vest and shares will become payable only to the extent the Company's total return to shareholders over a four-year measurement period (1995-1998) meets or exceeds each of two separate performance objectives. First, the Company's total return to shareholders over the measurement period must at least equal a threshold risk-free rate of return (the Return Threshold), which for these Incentive Units is based on the annual rate of return available on a four-year Treasury note on January 1, 1995 (7.85%) and compounded annually. If the Return Threshold is not met, no Incentive Units will vest. Second, the Company's total return to shareholders over the measurement period must compare favorably to that of the other companies in the Dow Jones Insurance Index (DJII) for the same period. For the Incentive Units to become fully vested, the Company must achieve at least the median level of total shareholder return for the companies in the DJII (Target Performance). If the Committee determines that the Company's performance does not at least equal the 33rd percentile of the companies in the DJII (the Performance Threshold), no portion of the Incentive Units will vest regardless of whether the Return Threshold is satisfied. If the Company's performance is in the 90th percentile of companies in the DJII (Maximum Performance) up to 175% of the Incentive Units will vest.

     For purposes of determining the total return to shareholders over the measurement period, the change in the price of the Company's Common Stock and of the price of the common stock of each of the companies in the DJII is calculated by comparing the average of the closing stock price of the Company and each other company on the last business day of each week in the 13-week period both preceding the start and the end of the measurement period. The initial value of the Company's Common Stock used to determine total shareholder return over the measurement period for the awards was $46.09.

(2) Upon commencement of his employment with the Company, Mr. Huber was granted Incentive Units for the measurement period ending 1996. This award will vest and shares will be payable if the Return Threshold and Performance Threshold are met over the 4-year period 1993 - 1996. For the Incentive Units to become fully vested, the Company's total return to shareholders must at least equal (i) the median level of return for companies in the DJII and
    (ii) the annual return available on a four-year Treasury note on January 1, 1993 (5.9%). If the Committee determines that the Company's performance does not at least equal the 33rd percentile of the companies in the DJII, no portion of the Incentive Units will vest. If the Company's performance is in the 75th percentile of the companies in the DJII up to 150% of the Incentive Units will vest.

Pension Plan

The Company provides for its employees a noncontributory, defined benefit pension plan. Retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years), and (ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service which yield the highest annual compensation. Employees receive service credit for actual years of employment with the Company. Under certain circumstances, determined on a case-by-case basis, additional service credit may be given for employment with affiliated and non-affiliated companies and, as determined by the Company's Board, for the purposes of inducing employment of senior officers or rewarding past service.

     The table below shows the estimated maximum annual retirement benefits payable under the pension plan, at selected earnings levels and after selected periods of credited service, to employees with at least 15 years of credited service who retire at age 65.

PENSION PLAN TABLE

---------------------------------------------------------------------------
 AVERAGE
  ANNUAL                        CREDITED YEARS OF SERVICE
 EARNINGS         15           20           25           30           35
---------------------------------------------------------------------------
$  500,000      113,000      150,000      188,000      225,000      263,000
   600,000      135,000      180,000      225,000      270,000      315,000
   700,000      158,000      210,000      263,000      315,000      368,000
   800,000      180,000      240,000      300,000      360,000      420,000
   900,000      203,000      270,000      338,000      405,000      473,000
 1,000,000      225,000      300,000      375,000      450,000      525,000
 1,100,000      248,000      330,000      413,000      495,000      578,000
 1,200,000      270,000      360,000      450,000      540,000      630,000
---------------------------------------------------------------------------

     The term "earnings," as used in the retirement benefits table above, includes annual salaries, annual bonuses paid under MIP and amounts paid under PUP (allocated equally among the years of the performance period to which such payments relate) set forth in the relevant columns of the Summary Compensation Table on page 15. At December 31, 1995, "average annual earnings" for pension plan purposes for Messrs. Compton, Benanav, Kearney and McLane were $984,394, $517,671, $620,507 and $593,407, respectively. As of December 31, 1995, Mr.
Huber had not completed one year of service and was not yet eligible to participate in the Company's pension plan.

     The credited years of service on December 31, 1995 for the persons named in the Summary Compensation Table are as follows: Mr. Compton-35 years; Mr. Benanav-23.5 years; Mr. Huber-.8 years; Mr. Kearney-25.8 years; Mr. McLane-23.9 years.

     The benefits set forth in the above table do not take into account any reduction for joint and survivorship payments or any offset for Social Security benefits to be received by the employee. After retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the individual's retirement.

     ERISA limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan. As a result, the Company has established a Supplemental Plan to provide benefits (included in the foregoing table) which would exceed the ERISA limit. The Supplemental Plan also is used to pay other pension benefits not otherwise payable under the tax-qualified plan, including certain benefits attributable to management incentive and performance unit awards, additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the tax-qualified plan.

Other Agreements

The Company administers a Severance Pay Plan under which employees, including the Company's executive officers, terminated by the Company without cause may receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year's salary. In addition to the Severance Pay Plan, the Company administers a Job Elimination Benefits Program applicable when an employee's job is eliminated due to reengineering, reorganization or staff reduction efforts. Under this program, employees, including the Company's executive officers, are eligible for an additional 13 weeks of salary continuation and outplacement assistance. Certain benefits continue during the severance pay and salary continuation periods.

     Upon commencement of his employment, Mr. Huber entered into an agreement with the Company which provides that if his employment is involuntarily terminated under circumstances that would call for severance pay benefits, he will receive payment for not less than 52 weeks of base salary. In the event of a change-in-control of the Company (as described in the agreement), Mr. Huber's severance benefit would increase to 156 weeks of base salary.

     The Company has entered into employment agreements with Messrs. Compton, Benanav, Kearney and McLane. The agreements have a three-year term. The agreements provide that, if the executive is terminated other than for "cause" or terminates employment for "good reason" (as defined in the agreements), in lieu of participation in the Company's Severance Pay Plan and Job Elimination Benefits Program, the executive will be entitled to a special termination payment equal to two years' base salary and target bonus. This special termination payment will be made available as salary continuation (with continuation of medical and welfare benefits) or in a lump sum (without continuation of medical and welfare benefits). Upon a change-in-control of the Company (as defined), the special termination payment is increased to three years' base salary and target bonus. Under the terms of the agreements, an executive will generally be reimbursed by the Company for any applicable excise taxes (including tax gross-up). Mr. Benanav's agreement also provides for a retention bonus that is payable if Mr. Benanav remains employed by the Company through the end of the contract term. The retention bonus is also payable if Mr. Benanav is terminated other than for "cause" or terminates for "good reason." In lieu of the retention bonus, Mr. Benanav is eligible to receive an alternative bonus in connection with the sale of the Company's property-casualty insurance business.

     The Board of Directors has approved provisions to protect certain benefits of Company employees in the event of a change-in-control of the Company (as defined). The provisions provide that the Severance Plan and Job Elimination Benefits Program shall become non-cancelable for a period of one year. Also, all previously granted stock options which have not yet vested will become vested and immediately exercisable. In the event of a change-in-control, bonuses payable under the Company's annual bonus program will become payable based on the target award for participants. Also, long-term incentive awards granted under the Company's 1994 Stock Incentive Plan for the period 1993-1996 will vest and participants will be paid an amount which equals the greater of target or actual performance through the date of the change-in-control. Long-term incentive awards for the period 1995-1998 will also vest and a prorated award will be paid which equals greater of target or actual performance through the date of the change-in-control. Provision has been made to permit funding of a trust to protect supplemental retirement benefits (pension and 401(k)) and deferred compensation upon a change-in-control or potential change-in-control of the Company.

Report of the Committee on
Compensation and Organization

Compensation Policies for Executive Officers

The Committee on Compensation and Organization consists entirely of outside Directors. The Committee administers the Company's compensation plans for executives, and reviews and makes recommendations to the Board on the Company's executive compensation policies. These policies are designed to attract and retain high performance executives and to motivate and reward these executives for superior business and individual performance and for creating long-term shareholder value.

     The Company uses its executive compensation program to:
- create a performance-oriented environment in which executive officers can earn additional compensation by achieving superior annual and long-term business results;
- focus executive officers on maximizing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return; and
- compensate executive officers based on the Company's performance relative to its competitors and improvements in the Company's performance over time.

     The Company's 1995 compensation program for executive officers consisted of four elements: salaries, annual incentive bonuses, stock options and long-term incentive awards. Executive officers are eligible for other benefits as set forth in the Summary Compensation Table (see page 14).

1. Salaries. Salaries for executive officers are based on the competitive marketplace for equivalent jobs. Individual salaries are determined by the executive's level and scope of responsibility within the Company and his or her individual performance. The Committee reviews salaries annually. The Committee selects for each position a Comparison Group of companies believed to be the Company's major competitors for executive talent. The Comparison Group for each position is selected from a group of approximately 40 insurance, financial services and other companies, including nine insurance companies, four of which were in the Dow Jones Insurance Index in 1995. Executive officer salaries are designed to set total compensation opportunity (salary, annual bonus, long-term incentive award and stock options) at a median level relative to similarly-positioned executives at companies in the Comparison Group.

2. Annual Incentive Bonuses. Annual incentive bonuses payable under the Company's Management Incentive Plan are designed to reward executive officers for achieving specific financial and strategic goals. These goals are established at the beginning of the year and bonuses are linked directly to their achievement. The Committee sets the bonuses based on various levels of financial performance for each business or staff support unit. Seventy-five percent of a business unit head's bonus depends on the unit's financial performance, measured by income from continuing operations before realized capital gains and losses. Twenty-five percent depends on the Company's consolidated financial performance, measured by net income (adjusted by the Committee to exclude realized capital gains and losses, as well as certain items, identified at the start of the performance year and determined to be unusual, non-recurring or beyond management's control). Forty percent of a staff support unit head's bonus depends on the Company's consolidated financial performance (as adjusted) and 60% depends on the unit's own financial performance, measured by actual expense level versus budget, and by achievement of relevant performance objectives. Examples of these performance objectives include: measurable improvements in the quality of customer service and effective resolution of legal, regulatory or other important issues affecting the Company. For executive officers who are not members of the Company's Management Group, the bonus pool is based 85% on unit performance and 15% on the Company's consolidated financial performance. Bonuses for the Chairman, Mr. Compton, and for the Vice Chairman for Strategy and Finance, Mr. Huber, depend upon the Company's consolidated financial performance.

     If 100% of a business or staff support unit's financial goal is met, up to 100% of its bonus pool is payable. If 80% of the financial goal is met, up to 50% of the bonus pool is payable. If financial goals are exceeded, up to 200% of the bonus pool is payable. At the Committee's discretion, the amount of a bonus pool may be adjusted upward or downward by up to 20% to take into account strategic results achieved by the business or staff support unit. The principal criteria used by the Committee in assessing a unit's strategic results are re-engineering efforts, positioning of the Com-pany's businesses, expense management, customer service, new product development, use of technology, management of human resources and diversity, and the "quality" of (or sources of) the unit's earnings. The amount of annual bonus, if any, paid to an executive officer is determined by the Committee's assessment of that executive's own performance and level of responsibility.

     In 1995, the financial performance of the business and staff units varied; some achieved or exceeded their goal, some did not. The Company's consolidated financial performance (after adjustment as described below) was determined by the Committee to be at 142.5% of the established goal. The bonuses paid to executive officers reflect this performance.

3. Stock Options. The Company awards stock options to align the interests of its executive officers with those of its shareholders in maximizing long-term shareholder value. Stock options are granted annually to executive officers at 100% of the fair market value of the underlying Common Stock on the date of grant. The Committee, after working with an outside compensation consultant to establish guidelines, grants stock options to position total compensation at a median level relative to similarly-positioned executives at companies in the executive officer's Comparison Group. The value of the stock option component of an executive officer's compensation is converted into a specific number of shares subject to option by assigning each option an estimated realizable value (based on an outside compensation consultant's analysis of the value realized upon exercise of stock options by executives at a diverse and large number of major corporations). The annual stock option grants made in 1995 vest over a three-year period.

     In addition to the annual stock option grant, in 1995, the Company granted to certain executive officers performance stock options. These options were granted at 100% of the fair market value of the Common Stock on the date of grant. The performance stock options vest after the second and third years (50% each year) only if the price of the Company's Common Stock increases at an annual rate of at least 8.5% from the value on the date of grant. All of the performance stock options vest if the price of the Company's Common Stock increases 27.75%. In determining the number of performance options to be granted, the Committee assessed each executive's individual performance, the importance of the executive's position to the success of the Company and the future need to retain the continuing services of the executive. The number of performance stock options granted was determined by an outside compensation consultant to be consistent with competitive practice.

4. Long-term Incentive Awards. In 1994, shareholders approved the Company's 1994 Stock Incentive Plan (the "1994 Plan"). Incentive Units granted in 1995 under the 1994 Plan encourage executives to increase the total shareholder return relative to the total returns achieved by other companies in the Dow Jones Insurance Index. Incentive Units vest and shares become payable only to the extent the Company's total return to shareholders over a four-year measurement period (1995-1998) meets or exceeds each of two established performance objectives (described on page 19). If the Committee determines that the performance objectives have not been met, no Units will vest.

     The number of Incentive Units granted to each executive officer in 1995 was determined by the Committee, working with an outside compensation consultant, to set, at target performance levels, the total compensation opportunity at a median level relative to similarly positioned executives in the executive officer's Comparison Group. Below median performance results in below median compensation and above median performance results in above median compensation.

5. Other.  In 1994, a change in the Internal Revenue Code - Section
162(m) - eliminated tax deductibility for executive compensation over $1 million, except in certain circumstances. For example, compensation over $1 million is deductible if it is awarded according to a shareholder-approved, performance-based formula and performance is objectively measured by independent "outside directors" - as defined in Section 162(m).

     The Committee and its outside compensation consultant believe that performance-based pay over $1 million is sometimes required to attract and retain executives in a competitive marketplace. Stock options and Incentive Units granted under the 1994 Stock Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Company is proposing that shareholders approve certain terms of the Company's Annual Incentive Plan -- which has been designed to meet the performance-based criteria required by the IRS - to assure the tax deductibility of the bonuses paid under that plan. However, even with such approval, there may be circumstances under which it may nevertheless be appropriate for the Committee to elect to forego deductibility to maintain flexibility or continue to pay competitive compensation.

Basis for the Compensation of the Chief Executive Officer

The following are details of compensation earned by Mr. Compton for 1995, illustrating the Company's performance-based executive compensation policy.

1. Salary. Mr. Compton received an increase in salary in 1995 of 4.5%. This increase was awarded to bring Mr. Compton's total direct compensation opportunity (salary, annual bonus, long-term incentive award and stock options) to a competitive median level.

2. Annual Incentive Bonus. Mr. Compton's annual bonus depends on the Company's consolidated financial performance, measured by net income, adjusted by the Committee to exclude realized capital gains and losses as well as certain items identified at the start of the performance year and determined by the Committee to be unusual, non-recurring or beyond management control. In 1995, the Committee adjusted net income upward to exclude the negative effect of additions to environmental and asbestos reserves, and downward to exclude the positive effect of reductions in certain prior year reserves. As a result, the Committee determined that 142.5% of the financial goal was achieved. This financial performance and Mr. Compton's leadership in implementing long-term strategic and business initiatives for the Company was the basis for the Committee's decision to award Mr. Compton a bonus of $1,300,000.

3. Stock Options. Mr. Compton was granted 33,000 stock options and 100,000 performance stock options under the guidelines and procedures established by the Committee and described elsewhere in this Report.

4. Long-term Incentive Award. In 1995, Mr. Compton was granted 23,000 Incentive Units under the 1994 Plan. These units will vest and shares will be payable only if the established performance objectives are met over a four-year measurement period (1995-1998). The number of Incentive Units granted was determined by the Committee in the manner described elsewhere in the Report.

In December 1995, the Committee determined that the interim performance targets for the Incentive Units granted for the period 1993-1996 had been met (see three-year performance graph, page 26). In accordance with the terms of the Plan, 40% of Mr. Compton's award for the period 1993-1996 (16,000 incentive units) vested. Each unit represents one share of the Company's Common Stock.

The Committee on Compensation
and Organization

Frank R. O'Keefe, Jr.                                          Michael H. Jordan
  (Chairman)                                                     Jack D. Kuehler
Wallace Barnes

CORPORATE PERFORMANCE GRAPH

The graph compares the yearly change in the Company's cumulative total shareholder return on its Common Stock (assuming reinvestment of dividends into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index (S&P 500) and the cumulative total return on the published Dow Jones Insurance Index (currently 32 insurance companies) over the preceding five-year period. It assumes that dividends are reinvested into the Company's Common Stock even though many shareholders do not so reinvest. The following graph is presented pursuant to SEC rules.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AETNA, S&P 500 AND DOW JONES INSURANCE INDEX*

                                                              DOW JONES
     MEASUREMENT PERIOD                                       INSURANCE
   (FISCAL YEAR COVERED)          AETNA         S&P 500         INDEX
1990                                  100.0          100.0          100.0
1991                                  120.6          130.3          131.2
1992                                  135.9          140.3          161.2
1993                                  185.4          154.3          168.0
1994                                  152.8          156.4          166.6
1995                                  234.2          214.9          239.0

* Assumes that any dividends were reinvested in the relevant securities when paid.

As noted in the Report of the Committee on Compensation and Organization, the Committee determined in 1995 that the interim performance targets for the Incentive Units granted for the 1993-1996 measurement period had been met. The intent of the Incentive Unit award program is to encourage Company executives to increase the total return to shareholders of the Company relative to the total return provided to shareholders of the other Companies in the Dow Jones Insurance Index (DJII). In the years immediately preceding 1993, the Company's total return to shareholders was below the median level attained by companies in the DJII. The Committee determined that improvement in this area over the long-term was in the best interest of the Company and its Shareholders. The graph below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the three-year period over which performance was measured. For purposes of determining total return to shareholders, the Incentive Unit award program calculates the change in stock price of the Company's Common Stock and the common stock of each of the companies in the DJII by comparing the average of the closing stock price of the Company and each other company on the last business day of each week in the 13-week period both preceding the start and end of the measurement period. The initial value of the Common Stock used to determine total shareholder return was calculated to be $44.24 (representing the 13-week period ending December 31, 1992). The value calculated for the 13-week period preceding December 31, 1995 was $72.15. The graph below calculates total return to shareholders over the same 13-week period for the DJII as a whole.

                       THREE-YEAR CUMULATIVE TOTAL RETURN
                 AETNA, S&P 500 AND DOW JONES INSURANCE INDEX*

                                                              DOW JONES
     MEASUREMENT PERIOD                                       INSURANCE
   (FISCAL YEAR COVERED)          AETNA         S&P 500         INDEX
1992                                  100.0          100.0          100.0
1993                                  145.5          112.4          112.3
1994                                  115.3          114.5          106.9
1995                                  188.8          152.9          151.2

* Assumes that any dividends were reinvested in the relevant securities when paid.

II. APPOINTMENT OF AUDITORS

Following the recommendation of its Audit Committee, the Company's Board of Directors has appointed and recommends shareholder approval of KPMG Peat Marwick LLP as the Company's independent auditors for the current calendar year. The firm has acted in this capacity for the Company since 1972. It is expected that representatives of the firm will be available at the Annual Meeting of Shareholders to make a statement if the firm desires and to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

III. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has approved, subject to shareholder approval, an amendment to Section 1 of the Company's Certificate of Incorporation which would change the name of the Company from Aetna Life and Casualty Company to Aetna, Inc. In view of the Company's agreement to sell its property-casualty insurance business, the Board believes that the name "Aetna Life and Casualty Company" no longer reflects the Company's mission. The Aetna name is well-known and stands on its own as a powerful brand that represents quality and reliability.

     If the proposal is adopted, Section 1 of the Company's Certificate of Incorporation will read as follows: "Section 1. The name of the corporation is Aetna, Inc."

     The affirmative vote of a majority of the outstanding shares of Common Stock is required to amend the Company's Certificate of Incorporation. If the proposed amendment is adopted, it would become effective only upon filing with the Insurance Commissioner of the State of Connecticut and the Secretary of the State of the State of Connecticut.

     The Board recommends a vote FOR the approval of the proposed amendment to the Company's Certificate of Incorporation. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the approval of the proposed amendment to the Company's Certificate of Incorporation.

IV. PROPOSAL TO APPROVE CERTAIN TERMS OF ANNUAL INCENTIVE PLAN

To further its policy of providing the Company's key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board of Directors has adopted the Aetna Life and Casualty Company Annual Incentive Plan (the Incentive Plan), effective as of January 1, 1996, subject to the approval of certain terms by the Company's shareholders. Shareholder approval is required under Section 162(m) of the Internal Revenue Code of 1986 so that compensation payable pursuant to the Incentive Plan, together with certain other compensation paid to the same "covered employee," exceeding $1 million is considered "performance based" and, therefore, tax deductible by the Company. Under Section 162(m) a covered employee is an executive officer named in the Company's Summary Compensation Table who is acting in such capacity on the last day of the applicable tax year.

     The Incentive Compensation terms submitted for shareholder approval are summarized below.

     Eligible Employees. All executive officers (currently 11) as described in Rule 405 of the Securities Exchange Act of 1934 are eligible to be named by the Board of Directors Committee on Compensation and Organization (the Committee) as participants for any fiscal year.

     Performance Criterion. On or before March 31 of each performance year, the Committee shall establish the performance objectives that must be attained in order for the Company to pay incentive bonuses. Unless the Committee determines at the time of grant not to qualify the award as performance based compensation under Section 162(m), the performance objectives for awards made under the Incentive Plan will be based upon one or more of the following criteria: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) ratio of claims to revenues; (viii) revenue growth; (ix) earnings growth; and (x) total shareholder return, or any combination of the foregoing.

     Payment of Awards. If any of the performance criteria established by the Committee with respect to a particular award is satisfied for the relevant performance period, the Committee may authorize payment to the participant of an amount not to exceed the lesser of (i) $2,000,000 or (ii) 200% of the Participant's annual base salary as then in effect. The Committee has the discretion to pay amounts which are less than these maximum amounts based on individual performance or such other criteria as the Committee shall deem relevant and may establish rules or procedures that will limit the amounts payable to each participant to a level which is below the maximum amount authorized. A participant who is not an employee of the Corporation or one of its subsidiaries on the last day of the performance period for which the award is payable shall receive a prorated award, based on the full period of performance, unless the Committee determines that the participant will not receive such an award.

     The Committee has the authority, in its discretion, (i) to pay bonuses for any calendar year or performance period to eligible participants whose compensation is not subject to the restrictions of Section 162(m) for the calendar year in which such bonus would be deductible by the Company for Federal income tax purposes and (ii) to provide for a minimum bonus amount for any calendar year in connection with the hiring of any person regardless of whether performance objectives are attained.

     Administration.  In order to comply with the remaining provisions of
Section 162(m), the Committee, which shall at all times be comprised of at least two directors each of whom is an "outside director" for purposes of Section 162(m), shall administer and interpret the Incentive Plan. With respect to any award to an executive officer intended to qualify for the performance based compensation exception to Section 162(m), the Incentive Plan shall be interpreted in a manner which is consistent with the requirements of Section 162(m). Subject to the express provisions of the Incentive Plan, the Committee shall have the authority to select the executive officers who shall participate in the Incentive Plan, to establish the performance objectives for each performance period, and to reduce the amount that may be paid to any participant from the maximum amount otherwise payable pursuant to the Incentive Plan. Prior to making any payment with respect to any performance award made under the Incentive Plan, the Committee shall be required to certify (i) that the performance objectives have been attained and (ii) the amount payable to each eligible executive officer.

     Amendment and Termination. The Board or the Committee may at any time amend, terminate or suspend the Incentive Plan, except that (i) no such action shall, without the consent of such participant, adversely affect the rights of any participant with respect to any award for any calendar year which already commenced and (ii) no such action shall be effective without approval by the shareholders of the Company to the extent that such approval is required for the Committee to be able to continue to qualify the payments under the Incentive Plan for treatment as performance based compensation under Section 162(m). Notwithstanding anything else in the Incentive Plan to the contrary, the Incentive Plan will not be effective with respect to calendar years ending after December 31, 2001, unless otherwise extended by action of the Board.

     New Plan Award Table. Because payment of any award will be contingent on the attainment of performance objectives established for such year by the Committee, the amounts payable to eligible participants under the Incentive Plan for any performance period during which the Incentive Plan is in effect cannot be determined.

     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for approval of the Annual Incentive Compensation Terms.

     The Board recommends a vote FOR the approval of the Annual Incentive Plan terms. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the approval of the Annual Incentive Plan Terms.

V. PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 1994 NON-EMPLOYEE DIRECTOR DEFERRED STOCK PLAN

The Board of Directors has approved, subject to shareholder approval, the amendment and restatement of the Company's 1994 Non-Employee Director Deferred Stock Plan (Director Plan). A complete copy of the Director Plan, reflecting the proposed amendment and restatement, is set forth as Appendix A to this Proxy Statement. (The following summary of the proposed amendments to the Director Plan is qualified in its entirety by reference to the complete text of the Director Plan. Capitalized terms not separately defined below have the meanings set forth in the Director Plan.)

     The primary purpose of the proposed amendments to the Director Plan is to further link the compensation of Non-Employee Directors to the interests of shareholders by increasing the annual grant of stock units and by permitting Directors to elect to defer some or all of their cash compensation into a stock unit deferral account which tracks the value of the Company's Common Stock. If the Director Plan, as amended and restated, is approved by shareholders, the Board of Directors will eliminate the Directors pension plan for current Directors (described on page 8).

Description of Proposed Amendments

Annual Grant of Stock Units. The current Director Plan provides that on each December 31st during the term of the Director Plan, each Non-Employee Director who has served as a Director for at least six months immediately prior to that date will receive units representing the right to receive 200 shares of the Company's Common Stock. The amendment would increase the number of units granted annually to 350, and would change the date on which the annual award is made from December 31 to the date of the Company's Annual Meeting. Under the current Director Plan, units generally vest pro-rata over a three-year period. The amendment would change the vesting schedule for the annual award to pro-rata over twelve months. A Director must serve at least six months from the date of grant to vest in any portion of the grant.

     Deferred Compensation. The amendment would add to the Director Plan a new feature which permits Directors to defer receipt of all or a portion of Director compensation otherwise payable in cash and to have such amounts credited to a Stock Unit Account (which tracks the value of the Company's Common Stock) or an Interest Account (which credits interest based on the rate of interest paid from time to time under the Company's Incentive Savings Plan for employees, currently yielding 6.75%).

      Shares Available for Issuance. The current Plan provides that the maximum number of shares of Common Stock which may be issued under the plan is 75,000. The amendment would increase this amount to 100,000 shares.

     The provision of the current Director Plan that grants each new Director 1,500 units upon election to the Board remains in the amended and restated Plan. These units generally vest over a three-year period.

     New Plan Award Table. The following table shows the unit grants that will be awarded during 1996, assuming that all Nominees are elected at the Annual Meeting and no additional Directors are elected during the year.

1994 NON-EMPLOYEE DIRECTOR DEFERRED STOCK PLAN

-------------------------------------------------------------------------------------------------
NAME AND POSITION*                                              DOLLAR VALUE(1)   NUMBER OF UNITS
-------------------------------------------------------------------------------------------------
All current executive officers as a group.....................            0                 0
All non-executive Directors as a group........................      276,719             3,850(2)
All employees (other than executive officers) as a group......            0                 0
-------------------------------------------------------------------------------------------------

   * Named executive officers are not eligible to participate in the Plan

(1) Based on the closing price of the Company's Common Stock on February 23, 1996 of $71.875. Actual value will depend on the value of the Company's Common Stock on the date of grant.

(2) Each Director will be entitled to receive 350 shares in 1996. The number of units reported does not include units that may be credited to a Director upon an election to defer all or a portion of the Director's compensation in the stock unit account.

     In connection with the elimination of the Directors pension plan for current Directors and in recognition of service previously earned under that plan, the Board of Directors has valued the benefit accrued to date for each Director under the pension plan and has approved a one-time conversion of that value into a deferred account for the benefit of each Director. The deferred value may be invested in stock units or an interest account. The account will be payable to Directors no earlier than termination of service as a Director.

     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for an approval of the amended and restated Director Plan.

     The Board recommends a vote FOR the approval of the Director Plan, as amended and restated. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the approval of the Director Plan.

VI. OTHER INFORMATION AND
    1997 SHAREHOLDER PROPOSALS

The Company will bear the cost of soliciting Proxies. In addition to the use of the mails, solicitations may be made by personal interview, telegram or telephone by Directors, officers and employees of the Company and its subsidiaries. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. To assist in the solicitation of Proxies, the Company has engaged Kissel-Blake, Inc., New York, New York, for a fee of $17,000, plus reasonable out-of-pocket expenses.

     To be included in the 1997 Proxy Statement and Proxy Card, shareholder proposals must be received by the Company not later than November 21, 1996. Such proposals must comply with all applicable SEC rules and regulations. Proposals should be forwarded to the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.

     The Company's By-Laws require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received no later than 90 days before the Annual Meeting. The notice must present certain information concerning the nominee and the shareholder making the nomination. The notice also must include the nominee's written consent to being a nominee and to serving if elected. Notices should be sent to the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.

ANNUAL REPORT

The Company's 1995 Annual Report to Shareholders was mailed to shareholders on or about March 20, 1996.

By order of the Board of Directors,

[sig]

Lucille M. Nickerson
Vice President and Corporate Secretary
March   , 1996

                                                                      APPENDIX A

                        AETNA LIFE AND CASUALTY COMPANY
                      NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                         AND DEFERRED COMPENSATION PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 26, 1996)

Section 1.  Establishment of Plan; Purpose.

     The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

Section 2.  Definitions.

     When used in this Plan, the following terms shall have the definitions set forth in this Section:

     "Accounts" shall mean an Eligible Director's Stock Unit Account and Interest Account, as described in Section 8.

     "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Committee" shall mean the Nominating and Corporate Governance Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

     "Company" shall mean Aetna Life and Casualty Company.

     "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director; the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Directors and any of its committees.

     "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

     "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders a Director unable to carry out his/her duties.

     "Effective Date" shall mean the date, if any, on which the Plan is approved by shareholders.

     "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the closing price of a Share as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on the date which is the nearest day preceding the date on which such value is to be determined on which there was such a trade.

     "Government Service" shall mean the appointment or election of the Eligible Director to a position with the Federal, state or local government or any political subdivision, agency or instrumentality thereof.

     "Grant" shall mean a grant of Units under Section 5.

     "Interest Account" shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation which is not deemed invested in Units.

     "Prior Deferred Plan" shall mean the Aetna Life and Casualty Directors' Deferred Compensation Plan.

     "Retirement" shall mean termination of service as a Director on account of the Company's mandatory Director retirement policy as may be in effect on the date of such termination of service.

     "Shares" shall mean shares of Stock.

     "Stock" shall mean the Common Capital Stock, without par value, of the Company.

     "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

     "Unit" shall mean a contractual obligation of the Company to deliver a Share or pay cash based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

     "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

Section 3.  Administration.

     The Plan shall be administered by the Committee; provided, however, that the Plan shall be administered such that any Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any committee charged with administering any of the Company's stock based incentive plans for executive officers intended to qualify for the exemptive relief available under Rule 16b-3.

Section 4.  Shares Authorized for Issuance.

     4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 100,000 Shares, subject to adjustment as provided in Section 4.2 below. If any Unit is settled in cash or is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

     4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

Section 5.  Unit Grants.

     5.1. Unit Awards. Each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded 1,500 Units on such date. In addition, on the date of each Annual Meeting of Shareholders of the Company occurring after 1995 and during the term of this Plan, each Eligible Director serving as a Director on such date shall be awarded 350 Units.

     5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the date such Shares would otherwise have been delivered to the Eligible Director or the Eligible Director's beneficiary. Notwithstanding the foregoing, an Eligible Director may elect that all or a portion of his or her Units shall be payable in cash as soon as practicable following the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. The amount of any cash payment shall be determined by multiplying the number of Units and the number of Units subject to a cash payment election by the Fair Market Value on such first business of such month. Upon the delivery of a Share (or cash with respect to a whole or fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be canceled and be of no further force or effect.

     5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

     5.4. Dividend Equivalents. An Eligible Director shall have no rights as a shareholder of the Company with respect to any Units until Shares are delivered to the Director pursuant to this Section 5 hereof; provided that, each Eligible Director shall have the right to receive an amount equal to the dividend per Share for the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director on the record date for the payment of such dividend (a "Dividend Equivalent"). Each Eligible Director may elect, prior to any calendar year, whether the Dividend Equivalent is (i) payable in cash, on or as soon as practicable after each date on which dividends are paid to shareholders with respect to Shares, (ii) treated as reinvested in an additional number of Units determined by dividing (A) the cash amount of any such dividend by (B) the Fair Market Value on the related dividend payment date, or (iii) deferred and credited to the Eligible Director's Interest Account pursuant to Section 8.4.

Section 6.  Vesting

     6.1. Service Requirements. Except as otherwise provided in this Section 6 or Section 7, an Eligible Director shall vest in his or her Units as provided in this Section 6.1. If an Eligible Director terminates service prior to the completion of three Years of Service as a Director, the number of Shares to be delivered to such Eligible Director in respect of Units granted upon his or her election to the Board shall equal the amount obtained by multiplying 1,500 by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 36. If an Eligible Director terminates service prior to the completion of three Years of Service as a Director, the number of Shares to be delivered to such Eligible Director in respect of any annual Grant of Units made prior to 1996 shall equal the amount obtained by multiplying 200 by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 36. If an Eligible Director terminates service prior to the completion of one Year of Service as a Director from the date of Grant with respect to any annual grant of Units made after 1995, the number of shares to be delivered to such Eligible Director in respect of such Grant shall equal the amount obtained by multiplying 350, by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 12. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death, Disability, Retirement, or acceptance of a position in Government Service prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant (or, if elected by the Eligible Director, the value thereof in cash) shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

     6.2. Six Months Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director which relate to such Grant shall be immediately forfeited; provided, however, that this sentence shall not apply to any Grant of Units made prior to 1996.

     6.3. Distribution on Death. In the event of the death of an Eligible Director prior to full satisfaction of such Eligible Director's rights with respect to his or her Units, the Shares corresponding to such Units or, at the election of the Eligible Director's beneficiary or estate, the value thereof in cash shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

Section 7.  Change in Control.

     7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

     7.2. Cash Settlement. Upon the occurrence of a Change in Control, in lieu of delivering Shares with respect to the Units then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Shares that are subject to all Units credited to such Eligible Director at the time of the Change in Control multiplied by (ii) the Fair Market Value on the date of the Change in Control. Notwithstanding the foregoing, no payment with respect to Units shall be made under this Section 7.2 (and such Eligible Director shall have no right to receive such payment) earlier than six months and one day after the applicable date of Grant.

     7.3. Definition. "Change in Control" shall mean the occurrence of any of the following events:

     (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
          Section 13(d) of the Exchange Act but excluding the Company and any subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

     (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or;

     (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise."

Section 8.  Deferred Compensation Program.

     8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account. Notwithstanding the foregoing, any Eligible Director who had not elected to defer payment of all of his Compensation for services to be rendered in 1996 under the Prior

Deferred Plan may elect, prior to the time that the Company's shareholders approve the amended and restated Plan, to defer all or any portion of the Compensation payable to the Eligible Director after the date of such approval for services to be rendered thereafter. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a director begins, to defer payment of all or any part of his Compensation payable for the portion of such calendar year following such election.

     8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided that if the effect of such revocation or modification of a deferral election is to change the amount of deferred compensation that would otherwise have been credited to the Stock Unit Account it shall in no event become effective earlier than six months after it is received by the Corporate Secretary. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

     8.3. Investment Election. At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 8.1, the Eligible Director shall designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Unit Account. If an Eligible Director fails to notify the Corporate Secretary as to how to allocate any Compensation between the two Accounts, 100% of such Compensation shall be credited to the Interest Account. By written notice to the Corporate Secretary of the Company, an Eligible Director may change the manner in which Compensation payable with respect to services to be rendered after the end of such calendar year are allocated among the Accounts, provided that any such election shall only be effective with respect to Compensation payable six months after such election is received by the Corporate Secretary.

     8.4. Dividend Equivalents. In addition to the deferral of Compensation permitted under Section 8.1, an Eligible Director may elect, in the manner and at the time described in Section 5.4, to have Dividend Equivalents payable in respect of his or her Units credited to his or her Interest Account in the manner and at the time described in such Section 5.4.

     8.5. Interest Account. Any Compensation allocated to the Interest Account shall be credited to the Interest Account as of the date such Fees would have been paid to the Eligible Director. Any amounts credited to the Interest Account shall be credited with interest at the same rate and in the manner in which interest is credited under the Fixed Investment Fund (or, if such fund no longer exists, the fund with the investment criteria most closely comparable to that of such Fund) under the Aetna Life & Casualty Incentive Savings Plan (or any successor thereto).

     8.6. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director's Stock Unit Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Eligible Director's Stock Unit Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by

(ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Eligible Director's Stock Unit Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Board of Directors shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

     8.7. Distribution Election. At the time an Eligible Director makes a deferral election pursuant to Section 8.1, the Eligible Director shall also file with the Corporate Secretary of the Company a written election (a "Distribution Election") with respect to whether

      (i) the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units credited to the Stock Unit Account shall be distributed in cash, in Shares or in a combination thereof, provided that any election to receive a distribution of all or any portion of the value of a Participant's Interest Account in Shares must be made on an irrevocable basis at least six months in advance of such distribution;

      (ii) such distribution shall commence as soon as practicable following the first business day of the calendar month following the date the Eligible Director ceases to be a director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a director and

     (iii) such distribution shall be in one lump-sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate.

The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid. An Eligible Director may at any time, and from time to time, change any Distribution Election applicable to his or her Accounts, provided that no election to change the timing of any terminal distribution shall be effective unless it is made in writing and received by the Corporate Secretary of the Company at least one full calendar year prior to the time at which the Eligible Director ceases to be a director.

     8.8. Financial Hardship Withdrawal. Any Eligible Director may, after submission of a written request to the Corporate Secretary of the Company and such written evidence of the Eligible Director's financial condition as the Committee reasonably request, withdraw from his Interest Account (but not from his Stock Unit Account) up to such amount as the Committee shall determine to be necessary to alleviate the Eligible Director's financial hardship.

     8.9. Timing and Form of Distributions. Any distribution to be made hereunder, whether in the form of a lump-sum payment or installments, following the termination of an Eligible Director's service as a director shall commence in accordance with the Distribution Election made by the Eligible Director in accordance with Section 8.7. If an Eligible Director fails to specify a form of payment or a commencement date for a distribution in accordance with Section 8.7, such distribution shall be made in Shares and commence on the first business day of the calendar year immediately following the year in which the Eligible Director ceases to be a director. If an Eligible Director fails to specify in accordance with Section 8.7 that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year, or as soon as practical thereafter, until the entire amount subject to such Distribution Election shall have been paid.

     8.10. Effect on Prior Deferred Plan. Upon the approval by the Company's shareholders of the amended and restated Plan, the amounts standing to the credit of each Eligible Director under the Prior Deferred Plan shall be transferred to the Plan and credited to the Eligible Director's Interest Account. Any elections in effect under such Prior Deferred Plan shall be deemed to be an election made pursuant to and in accordance with the terms of this
Section 8 and amounts deferred thereunder after the date of such shareholder approval shall be credited to the Eligible Director's Interest Account unless and until the Eligible Director elects, prior to or within thirty days after the date of such shareholder approval, to convert the investment of such deferred compensation to the Stock Unit Account effective as of December 31, 1996 or otherwise to change such elections in accordance with the provisions of this
Section 8.

Section 9.  Unfunded Status.

     The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares or pay cash to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

Section 10.  Amendment and Termination.

     The Plan may be amended at any time by the Board of Directors; provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan, (ii) modify the vesting requirements established under Section 6 or Section 7 or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. Any modification of any of the terms and provisions of the Plan, including this Section 10, shall not be made more than once every six months. The Plan shall terminate on April 30, 2001, except with respect to previously awarded Grants and amounts credited to the Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan. Unless the Board otherwise specifies at the time of such termination, a termination of the Plan will not result in the distribution of the amounts credited to an Eligible Director's Accounts.

Section 11.  General Provisions

     11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

     11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

     11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for Federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

     11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

     11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

151 Farmington Avenue
Hartford, Connecticut 06156

Cat. [0000000000]
Printed on recycled paper.

                                                                     APPENDIX B

                         AETNA LIFE AND CASUALTY COMPANY
                              ANNUAL INCENTIVE PLAN
                        (Effective as of January 1, 1996)


1.       Purpose.

         The purpose of this Plan is to provide a general incentive for designated key executive employees of the Companies in order to improve operating results of the Companies and to reward such employees for the accomplishment of financial and strategic objectives of the Companies.


2.       Definitions.

         Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

         (a)      "Aetna" means Aetna Life and Casualty Company.

         (b)      "Board" means the Board of Directors of Aetna.

         (c) "Change in Control" shall mean the happening of any of the following:

                   (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
                            Section 13(d) of the Exchange Act but excluding Aetna and any subsidiary thereof and any employee benefit plan sponsored or maintained by Aetna or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Aetna representing 20 percent or more of the combined voting power of Aetna's then outstanding securities;

                   (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

                   (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of Aetna by an entity other than Aetna or a subsidiary through purchase of assets, or by merger, or otherwise.

         (d) "Committee" means the Committee on Compensation and Organization of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an "outside director" within the meaning of
Section 162(m).

         (e) "Common Stock" means the Common Capital Stock, without par value, of Aetna.

         (f) "Companies" means one or more of Aetna, any of Aetna's affiliated companies, and any other entity as to which (i) Aetna or any of Aetna's affiliated companies holds or is seeking to acquire an ownership interest, and (ii) has been included in the Plan by the Committee.

         (g)      "Covered Employee" shall have the meaning set forth in
Section 162(m).

         (h) "Deferral Period" means the period of time during which payment of any amount otherwise payable under the Plan is deferred (i) at the direction of the Committee pursuant to Section 6(b) or (ii) at the election of a Participant pursuant to Section 6(c), but in either case subject to the right of the Committee to terminate the Deferral Period as provided in Section 6(g).

         (i) "Disability" means the occurrence of an event that would entitle a Participant to the payment of disability income under a specific long-term disability income plan approved by the Companies and under which the Participant is enrolled, as such plan may be amended from time to time.

         (j) "Fair Market Value" means, on any date, the closing price of a Share on the New York Stock Exchange on such date (or, if the Shares were not traded on such Exchange on such date, on the first date immediately preceding such date on which such Shares were so traded).

         (k) "Participant" means (i) each Covered Employee and (ii) each other executive officer of Aetna as defined in Rule 405 of the Securities Exchange Act of 1934 whom Aetna designates as a participant under the Plan.

         (l)      "Performance Year" means the calendar year.

         (m) "Plan" shall mean the Aetna Life and Casualty Company Annual Incentive Plan, as set forth herein and as may be amended from time to time.

         (n) "Retirement" means the retirement of a Participant from active service with the Companies at or after the age at which full pension benefits are provided under a specific retirement plan maintained or contributed to by any of the Companies and under which the Participant has an accrued benefit, as such plan may be amended from time to time.

         (o) "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (p)      "Share" means a share of Common Stock.

         (q) "Stock Unit" means a unit representing the contractual right to receive the value of one Share.

         (r) "Stock Unit Account" means, with respect to any Participant who has elected to have deferred amounts deemed invested in Stock Units, a bookkeeping account established to record such Participant's interest under the Plan related to such Stock Units.


3.       Administration.

         The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any Performance Year in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the Committee applicable to awards intended to be qualified as performance-based compensation under Section 162(m)), be within the Committee's absolute discretion and shall be conclusive and binding on any and all Participants, any person claiming under or through a Participant and each of the Companies. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of any Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Companies. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.


4.       Determination Of Participants.

         In addition to the Covered Employees, the Committee may designate as a Participant in the Plan any executive officer of Aetna as defined in Rule 405 of the Securities Exchange Act of 1934. Members of the Board who are not employees of any of the Companies shall not be eligible to participate in the Plan.


5.       Bonuses.

         (a) Performance Criteria. On or before March 31 of each Performance Year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Year. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) ratio of claims to revenues; (viii) revenue growth; (ix) earnings growth; and (x) total shareholder returns, or any combination of the foregoing.

         (b) Maximum Amount Payable. If the Committee certifies in writing that any one of the performance objectives established for the relevant Performance Year under Section 5(a) has been satisfied, each Participant who is employed by the Companies on the last day of the Performance Year for which the bonus is payable shall be entitled to receive an annual bonus in an amount not to exceed the lesser of (i) $2,000,000 or (ii) 200% of the Participant's annual base salary as then in effect. If a Participant's employment terminates for any reason (including, without limitation, his death, Disability or Retirement) prior to the last day of the Performance Year for which the bonus is payable, the maximum bonus payable to such Participant shall be equal to the maximum bonus that would otherwise be payable to such Participant under the preceding sentence multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Year in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the total number of days in the Performance Year.

         (c) Negative Discretion. Notwithstanding anything else contained in Section 5(b) to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(b) and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(b).

         (d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee a bonus for a Performance Year in an amount up to the maximum bonus payable under Section 5(b), based on individual performance or any other criteria that the Committee, in its discretion, deems to warrant the payment of such a bonus, and (ii) in connection with the hiring of any person who is or becomes Covered Employee, the Committee may provide for a minimum bonus amount for such Covered Employee with respect to the Performance Year in which such Covered Employee is hired and/or for the next following Performance Year, which would be payable to such Covered Employee regardless of whether the relevant performance objectives are attained with respect to the relevant Performance Year.

         (e) Methodology for Determinations. In making any determination under Section 5(c) or 5(d), the Committee shall give consideration to such factors as it deems appropriate, including, without limitation, the degree to which the established performance objectives have been obtained and whether the Participant has materially contributed to the overall results of the Companies. To assist it in making its determination under such Sections, the Chairman of Aetna will furnish the Committee with specific recommendations (except with respect to the Chairman's own award) and the Committee may request such other advice and recommendations as it deems appropriate.

6.       Payment of Awards.

         (a) General Rule. Except as otherwise expressly provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 5(d), after the Committee determines the amount of any such bonus). Any such payments shall be made in cash.

         (b) Mandatory Deferral. Notwithstanding Section 6(a), the Committee may specify that a percentage of the bonus payable with respect to any Participant, all Participants or any class of Participants for any Performance Year be mandatorily deferred for a Deferral Period specified by the Committee. The percentage to be so deferred shall be determined by the Committee in its discretion. Unless otherwise determined by the Committee at or after the date of such deferral, any amount payable in respect of an amount mandatorily deferred pursuant to this Section 6(b) shall be forfeited by the Participant if

                  (i) the Participant's employment with each of the Companies is terminated for cause (as determined in the discretion of the Committee under the generally applicable practices and policies of whichever of the Companies employs the Participant);

                  (ii) the Participant voluntarily terminates employment, other than by reason of death, Disability or Retirement, prior to the end of the Deferral Period specified by the Committee with respect to such mandatorily deferred amount or

                  (iii) the Participant engages in any activity or conduct which, in the reasonable opinion of the Committee, is inimical to best interest of the Companies.

         (c) Voluntary Deferral. Notwithstanding Section 6(a), the Committee may permit a Participant to defer payment of any portion of an award that is not mandatorily deferred pursuant to Section 6(b) or to defer payment of an amount mandatorily deferred to a date or event later than that specified by the Committee. Any such election shall be made at such time or times, and subject to such terms and conditions, as the Committee shall determine.

         (d)      Accounting for Deferrals. Any amount deferred under this
Section 6 shall be credited to one or more bookkeeping accounts for the benefit of such Participant on the books and records of whichever of the Companies employs the Participant. Unless a Participant otherwise elects to have such amounts deemed invested in Stock Units in accordance with Section 6(e), such amounts shall deemed held in cash and shall be credited with such rate of interest or such deemed rate of earnings as the Committee shall specify from time to time; provided that, unless the Committee otherwise determines, no interest or earnings shall be credited during the Deferral Period specified by the Committee in respect of amounts mandatorily deferred.

         (e) Stock Units. The Committee may permit any Participant, all Participants or any class of Participants to elect that any or all amounts deferred under the Plan (including amounts mandatorily deferred pursuant to Section 6(b)) be deemed invested, in whole or in part, in a number of whole or fractional Stock Units. Any such Stock Units shall be credited to a Stock Unit Account for the benefit of such Participant. The number of whole and fractional Stock Units credited to a Stock Unit Account in respect of any amount deferred under this Section 6 shall be equal to the quotient of (i) the amount deferred divided by (ii) the Fair Market Value of a Share on the date such amount would have been paid under the Plan but for such deferral. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Stock Units in the Participant's Stock Unit Account shall be increased by the number of Stock Units determined by dividing (i) the product of (A) the number of Stock Units in the Participant's Stock Unit Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, each Participant's Stock Unit Account shall be increased by the number of Stock Units equal to the product of (i) the number of Units credited to the Participant's Stock Unit Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, recapitalization, reorganization or other corporate transaction affecting the capital structure of Aetna, the Committee shall make such adjustments to the number of Stock Units credited to each Participant's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Participant's rights.

         (f) Payment of Deferred Amounts. Amounts attributable to any amount deferred under the Plan, regardless of whether deferred pursuant to
Section 6(b) or 6(c), shall be paid or commence to be paid, at the election of the Participant, at the end of the applicable Deferral Period or as of the first business day of the calendar year next following the end of the Deferral Period. Payment of such amounts shall be made, at the Participant's election, in a lump sum or in five, ten or such other number of annual installments as shall be permitted by the Committee. If a Participant does not timely elect the time at which or the form in which such amounts shall be paid, such amounts shall be paid immediately following the end of the Deferral Period and in a lump sum, unless the Committee shall specify a different time or method of payment. The Committee may, in its discretion, accelerate the payment of all or any portion of any Participant's deferred amounts (regardless of whether the applicable Deferral Period or period have terminated) in order to alleviate a financial hardship incurred by the Participant due to an unforeseeable emergency beyond the Participant's control.

                  Any payment to be made in respect of deferred amounts shall be made in cash. For purposes of any cash distribution in respect of a Participant's Stock Units, the cash payable shall equal the product of (i) the number of whole and fractional Stock Units being distributed and (ii) the Fair Market Value of a Share on the date as of which the distribution is to be made.

         (g) Termination of Deferral Period. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall may, in its discretion, terminate any Deferral Period in respect of any Participant. Such elective termination will be deemed to be the end of the Deferral Period for purposes of determining when payment of the Participant's interest is to commence under Section 6(f).

         (h) Change in Control. Upon the occurrence of a Change in Control, all performance objectives for the then current Performance Year shall be deemed to have been achieved at target levels of performance and the Committee shall cause each Participant to be paid an amount in cash based on such assumed performance as soon as practicable but in no event later than 10 business days following the occurrence of such Change in Control.

7.       Amendment and Termination.

                  Notwithstanding Section 8(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of Aetna to the extent necessary to continue to qualify the amounts payable to Covered Employees as performance-based compensation under Section 162(m). Notwithstanding the foregoing, no amendment, suspension, discontinuance or termination of the Plan shall adversely affect the rights of any Participant or beneficiary in respect of any award that the Committee has determined to be payable to a Participant in accordance with the terms hereof or as to any amounts awarded, but payment of which has been deferred, in accordance with
Section 6.


8.       General Provisions.

         (a) Effectiveness of the Plan. The Plan shall be effective with respect to calendar years beginning on or after January 1, 1996 and ending on or before December 31, 2000, unless the term hereof is extended by action of the Board or the Committee.

         (b) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

         (c) No Right of Continued Employment. Nothing contained in this Plan shall create any rights of employment in any Participant or in any way affect the right and power of any of the Companies to discharge any Participant or otherwise terminate the Participant's employment at any time with or without cause or to change the terms of employment in any way.

         (d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent any of the Companies from taking any corporate action (including, without limitation, making provision for the payment of other incentive compensation, whether payable in cash or otherwise, or whether pursuant to a plan or otherwise) which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against any of the Companies as a result of any such action.

         (e) No Right to Specific Assets. Nothing contained in the Plan (including, without limitation, the provisions of Section 6 hereof) shall be construed to create in any

Participant or beneficiary any claim against, right to or lien on any particular assets of any of the Companies or to require any of the Companies to segregate or otherwise set aside any assets or create any fund to meet any of its obligations hereunder.

         (f) No Contractual Right to Bonus. Nothing is this Plan shall be construed to give any Participant any right, whether contractual or otherwise, to receive any bonus with respect to any Performance Year unless and until the Committee shall have expressly determined that such a Participant is entitled to receive such an award pursuant to the terms of the Plan.

         (g) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan.

         (h) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that any of the Companies is required at law to deduct and withhold from such payment.

         (i) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

         (j) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Connecticut, without reference to the principles of conflict of laws.

         (k) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan

                        AETNA LIFE AND CASUALTY COMPANY
P
     The undersigned appoints William H. Donaldson, Barbara Hackman Franklin and
R Frank R. O'Keefe, Jr., and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at
O the Annual Meeting of Shareholders of Aetna Life and Casualty Company to be held April 26, 1996 and at any adjournment thereof, and directs said
X proxies to vote as specified herein on the matters set forth in the Notice of the meeting, and in their discretion on any other matters that may
Y    properly come before the meeting or any adjournment thereof.

                                                               COMMON STOCK
                                                              ----------------
                                                              See Reverse Side
                                                              ----------------

        THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.



[X] Please mark your                                                      0113
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Items 1 through 5.

-------------------------------------------------------------------------------

     The Board of Directors recommends a vote FOR Items 1, 2, 3, 4, and 5.

                         FOR  WITHHELD
1. Election of Directors [ ]     [ ]     NOMINEES: Ronald E. Compton, William
                                         H. Donaldson, Barbara Hackman
                                         Franklin, Earl G. Graves, Gerald
                                         Greenwald, Ellen M. Hancock, Michael H.
                                         Jordan, Jack D. Kuehler, Frank R.
                                         O'Keefe Jr., Judith Rodin

For, except vote withheld from the following nominees:

------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN

2. Approval of KPMG Peat Marwick LLP as Independent     [ ]     [ ]       [ ]
   Auditors

3. Amend Certificate of Incorporation to Change Name    [ ]     [ ]       [ ]
   of Company

4. Approval of Annual Incentive Plan Terms              [ ]     [ ]       [ ]

5. Amend 1994 Non-Employee Director Deferred Stock      [ ]     [ ]       [ ]
   Plan

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign your name exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your title.

                                        --------------------------------------

                                        --------------------------------------
                                         SIGNATURE(S)                     DATE

                        AETNA LIFE AND CASUALTY COMPANY

To: Participants in the Incentive Savings Plan of
Aetna Life and Casualty Company

The Incentive Savings Plan Committee has instructed Mellon Bank, N.A., the Trustee under the Incentive Savings Plan (the Plan), to solicit your instructions on how to vote the shares of Aetna Common Capital Stock without par value held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Life and Casualty Company to be held on April 26, 1996 and at any adjournment thereof. Please indicate, by checking the appropriate box, how you want these shares voted by the Trustee and return this card to the Trustee by April 19, 1996 in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. In the event you fail to indicate your voting instructions, fail to sign the card, or the card is not received by the Trustee by April 19, your shares will be voted by the Trustee in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1. ELECTION OF DIRECTORS. Nominees: Ronald E. Compton, William H. Donaldson, Barbara Hackman Franklin, Earl G. Graves, Gerald Greenwald, Ellen M. Hancock, Michael H. Jordan, Jack D. Kuehler, Frank R. O'Keefe, Jr., Judith Rodin.
    (Mark only one)

[ ] FOR all nominees listed (except as marked to the contrary) (Instructions:
    To withhold authority to vote for particular nominees, write those nominees' names in the space provided here).

------------------------------------------------------------------------------

[ ] WITHHOLD AUTHORITY to vote for all nominees.

2.  Approval of KPMG Peat Marwick LLP    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    as Independent Auditors.............

3.  Amend Certificate of Incorporation   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    to Change Company Name..............

4.  Approval of Annual Incentive Plan    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Terms...............................

5.  Amend 1994 Non-Employee Director     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Deferred Stock Plan.................


DATED: ............, 1996      .................................................
                               (NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

  THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.